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                                 EXHIBIT 10(ii)

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    AGREEMENT


     This Agreement, made and entered into this 29th day of April, 1999, by and between The Croghan Colonial Bank, a Bank organized and existing under the laws of the State of Ohio, hereinafter referred to as "the Bank," and (Executive Officer)1, a Key Employee and the Executive of the Bank, hereinafter referred to as "the Executive."

     The Executive has been in the employ of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the bank (the Board) that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Executive terminate the Executive's services.

     Accordingly, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon retirement and, alternatively, to the Executive's beneficiary(ies) in the event of premature death while employed by the Bank.

     It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of the Bank, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

     Therefore, in consideration of the Executive's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

I.       DEFINITIONS

A.       EFFECTIVE DATE:

         The effective date of this Agreement shall be April 29, 1999.

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B.      PLAN YEAR:

        Any reference to "year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "year" shall mean the period from the effective date to December 31 of the year of the effective date.

C.      RETIREMENT DATE:

        Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches his sixty-fifth (65th) birthday or such later date as the Executive may actually retire.

D.      EARLY RETIREMENT DATE:

        Early Retirement Date shall mean a retirement from service which is effective prior to the Normal Retirement Date stated above, provided the Executive has attained age sixty-two (62).

E.      TERMINATION OF SERVICE:

        Termination of Service shall mean either: (i) a voluntary resignation of service by the Executive; or (ii) the Bank's discharge of the Executive without cause ["cause" defined in Subparagraph III (E) hereinafter], prior to the Normal Retirement Age [described in Subparagraph I (K) hereinafter].

F.      PRE-RETIREMENT ACCOUNT:

        A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to termination of service or the Executive's Retirement, such liability reserve account shall be increased each year by an amount equal to the annual earnings, if any, for the year determined by the Index (described in Subparagraph I
        (H) hereinafter), less the Opportunity Cost for that year (described in Subparagraph I (I) hereinafter).

G.      INDEX RETIREMENT BENEFIT:

        The Index Retirement Benefit for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [Subparagraph I (H)] for that year over the Opportunity Cost [Subparagraph I (I)], for that year.

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H.       INDEX:

         The Index for any year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.

         If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the effective date from which the increase in policy value will be used to calculate the amount of the Index.

         In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and his beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

I.       OPPORTUNITY COST:

         The Opportunity Cost for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described hereinabove plus the amount of any after-tax benefits paid to any Executive pursuant to the Plan (Paragraph III hereinafter) plus the amount of all previous years after-tax Opportunity Cost, and multiplying that sum by the average annualized after-tax yield of a two-year Treasury note for the Plan Year.

J.       CHANGE OF CONTROL

         Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank or Croghan Bancshares, Inc. from the effective date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank or Croghan Bancshares, Inc. shall not be considered in determining whether there has been a change in control.

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K.       NORMAL RETIREMENT AGE:

         Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

II.      EMPLOYMENT

         No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.

III.     INDEX BENEFITS

         The following benefits provided by the Bank to the Executive are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits.

          A.    RETIREMENT BENEFITS:

                Should the Executive continue to be employed by the Bank until the "Normal Retirement Age" defined in Subparagraph I (K), he shall be entitled to receive the balance in the Pre-Retirement Account [as defined in Subparagraph I (F)] in ten (10) equal annual installments commencing thirty (30) days following the Executive's retirement. In addition to these payments, the Index Retirement Benefit (as defined in Subparagraph I (G) above) for each year shall be paid to the Executive until death.

          B.    EARLY RETIREMENT:

                Should the Executive elect Early Retirement subsequent to the Early Retirement Date [defined in Subparagraph I (D)], the Executive shall be entitled to receive the balance in the Pre-Retirement Account paid over ten (10) years in equal installments commencing at said Early Retirement Date. In addition to these payments and commencing when the Executive attains Normal Retirement Age [Subparagraph I (K)], the Index Retirement Benefit for each year shall be paid to the Executive until death.

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C.       TERMINATION OF SERVICE:

     (I) VOLUNTARY RESIGNATION OF SERVICE

         Should the Executive voluntarily resign from service at the Bank prior to attaining age sixty-five (65)
         [Subparagraph I (E)(i)], then the Executive shall forfeit all benefits under this Agreement.

    (II) DISCHARGE WITHOUT CAUSE

         Subject to Subparagraph III (E) hereinafter, should the Executive suffer a Termination of Service as defined in Subparagraph I (E)(ii) [i.e. the Bank's discharge of the Executive without cause prior to attaining age sixty-five (65)], the Executive shall be entitled to receive the following percentage of the balance in the Pre-Retirement Account paid over ten (10) years in equal installments commencing at the Normal Retirement Age [Subparagraph I (K)]. In addition to these payments and commencing in the Plan Year in which the Executive attains Normal Retirement Age, the following percentage of the Index Retirement Benefit for each year shall be paid to the Executive until death. The percentage hereinbelow corresponds to the number of full years the Executive has been employed by the Bank from the date of first employment:

              Total Years
              of Employment
              With the Bank                  Vested
              -------------                  ------

                     0-5                     0%
                    6-10                     20% per year
                                             (to a maximum of
                                             100%)

D.       DEATH:

                Should the Executive die prior to having received that portion of the Pre-Retirement Account to which the Executive may be entitled pursuant to this Agreement the unpaid balance of the Pre-Retirement Account shall be paid in a lump sum to the beneficiary selected by the Executive and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive's estate.

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     E.         DISCHARGE FOR CAUSE:


                Should the Executive be discharged for cause at any time, all benefits under this Agreement shall be forfeited. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or of a misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

     F.         DISABILITY BENEFIT:

                In the event the Executive becomes disabled prior to Termination of Service, and the Executive's service is terminated because of such disability, the Executive shall immediately begin receiving the benefits in Subparagraph III (A) above. Such benefit shall begin without regard to Executive's Normal Retirement Age and the Executive shall be one hundred percent (100%) vested in the entire benefit amount. For the purposes of this Agreement, disability shall have the same definition and criteria as the Bank's long-term disability program. If a change in control occurs or the Bank discontinues its long-term disability program, disability shall have the same definition as described in the last long-term disability program prior to said discontinuance or change of control.

     G.         DEATH BENEFIT:

                Except as set forth above, there is no death benefit provided under this Agreement.

IV.      RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, the Executive's beneficiary(ies) or any successor in interest to the Executive shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

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         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.       CHANGE OF CONTROL

         Upon a Change of Control (as defined in Subparagraph I (J) herein), if the Executive's employment is subsequently terminated, except for cause, then he shall receive the benefits promised in this Agreement upon attaining age sixty-two (62), as if the Executive had been continuously employed by the Bank until said age sixty-two (62). The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

VI.      COVENANT NOT TO COMPETE

         1. COVENANT NOT TO COMPETE. In recognition of the value provided by the Executive Supplemental Retirement Plan which the Executive and the Bank agree is good and sufficient consideration for the promises made herein, Executive agrees that the following covenants are necessary for the protection of the Bank, do not impose undue hardship on the Executive and are not injurious to the public. Therefore, the Executive agrees that, in the event the Executive elects to accept the supplemental retirement benefit under the early retirement clause [Subparagraphs I(D) and III(B)], then for a period of three years or until the Executive attains age 65, whichever comes first.

             (a) Executive will not accept employment, serve as a consultant or independent Contractor, have any ownership or equity position (except that Executive may own not more than 2% of the outstanding stock of any publicly traded company without violating this covenant), serve as a director or officer, assist or act in concert with any bank or financial services provider having an office or branch office located within thirty (30) miles of any office or branch office of the Bank.

             (b) Executive acknowledges that, within the course of the Executive's employment, the Executive has and will acquire knowledge of trade secrets and confidential information about the business of the Bank and the customers whom it serves and that the release of such knowledge would result in economic and other harm to the Bank. The Executive will not disclose or make use of any of the Bank's trade secrets or confidential information concerning the Bank's customers, information obtained from customers, information concerning the operations of the Bank or its marketing efforts and any other information which the Executive held as

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                  secret or confidential or was directed by the Bank to hold as secret or confidential during the term of the Executive's employment. This covenant shall be continuing without regard to any period of time specified above. Upon the termination of employment with the Bank for any reason, the Executive will return to the Bank all materials in whatever format they may exist including electronic media, which constitute or relate to the confidential or trade secret information described above.

             (c) The Executive will not solicit any employee of the Bank to leave his or her employment with the Bank or assist or recommend to any third party that an employee of the Bank be solicited to leave the employment of the Bank nor will the Executive hire or recommend the hiring of any employee of the Bank who seeks employment with the Executive or any company other than the Bank with which the Executive is employed or with which the Executive has any relationship in the future.

             (d) The Executive agrees that each of the forgoing covenants is a separate and distinct covenant, independent of the others, and that the illegality or invalidity of any one or more of them or any part of any one or more of them shall not render the others illegal or invalid, and that, if the invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by the covenant, then the covenant shall nevertheless be enforced to the maximum extent permitted by law and effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction, and the Executive agrees that the scope may be jurisdictionally modified accordingly in any proceeding brought to enforce such covenant.

             (e) The Executive acknowledges and agrees that the above covenants are of the essence of this Agreement and shall be construed as independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Executive against the Bank, whether predicated on the Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of any of the covenants.

          2. ENFORCEMENT. The Executive acknowledges and agrees that, if the Executive breaches any of the covenants not to compete as set forth herein, the Bank shall have the right, in addition to any other rights provided herein, or that it may have in law or equity, to seek and obtain from any court of competent jurisdiction relief by way of injunction. The Executive acknowledges and agrees that if the Executive breaches any of the covenants, the Bank will suffer irreparable harm and will have no adequate remedy at law although the Bank may be entitled to damages for the breach in addition to injunctive relief. If it is determined by a court of competent jurisdiction that the Executive has breached the covenant to compete as set forth herein, then this

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                  Agreement shall immediately terminate and the Executive shall forfeit all benefits provided herein.

VII.     MISCELLANEOUS

         A.       ALIENABILITY AND ASSIGNMENT PROHIBITION:

                  Neither the Executive, nor the Executive's spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony or separate maintenance owed by the Executive or the Executive's beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       BINDING OBLIGATION OF BANK AND ANY SUCCESSOR IN INTEREST:

                  The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

         C.       REVOCATION:

                  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

         D.       GENDER:

                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       EFFECT ON OTHER BANK BENEFIT PLANS:

                  Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe

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                  benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       HEADINGS:

                  Headings and subheadings in this Agreement are inserted for reference and convenience only shall not be deemed a part of this Agreement.

         G.       APPLICABLE LAW:

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

         H.       SEVERABILITY:

                  The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other provision of this Agreement. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability.

VIII.    ERISA PROVISION

         A.       NAMED FIDUCIARY AND PLAN ADMINISTRATOR:

                  The "Named Fiduciary and Plan Administrator" of this plan shall be The Croghan Colonial Bank until its resignation or removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Executive Supplemental Retirement Plan Agreement as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       CLAIMS PROCEDURE AND ARBITRATION:

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Administrator named above within sixty (60) days from the date payments are refused. The Names Fiduciary and Administrator and the Bank shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any

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                  additional material of information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Administrator fails to take any action within the aforesaid sixty-day period.

                  If claimants desire a second review they shall notify the Named Fiduciary and Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Named Fiduciary and Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit based upon completed performance of this Agreement of the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 29th day of April, 1999 and that, upon execution, each has received a conforming copy.

                                            THE CROGHAN COLONIAL BANK
                                                Fremont, Ohio


----------------------------                -------------------------------
Witness                                     Bank Officer             Title


----------------------------                --------------------------------
Witness                                     (Executive Officer)(1)


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                  (1) On April 29, 1999 the following Executive Officers of the
                  Corporation and/or the Bank entered into Executive Supplemental Retirement Plan Agreements with the Bank, all of which Agreements have substantially identical terms: James A. Draeger, William C. Hensley, Thomas F. Hite, Barry F. Luse, Allan E. Mehlow, James K. Walter.

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